Exhibit 99.1

Independence Realty Trust Announces Agreement to Acquire a Portfolio of Nine Communities

Acquisition Expands IRT’s Portfolio by 18% and Increases Scale Across Key Markets

PHILADELPHIA – (BUSINESS WIRE) – September 5, 2017 – Independence Realty Trust, Inc. (NYSE: IRT) (“IRT”) today announced that on September 3, 2017 it reached an agreement to acquire a portfolio of nine communities, totaling 2,353 units, for a gross purchase price of $228.1 million.

The acquisition accelerates IRT’s penetration into a number of core existing markets, including Columbus, OH, Indianapolis, IN, and Atlanta, GA, while providing entry into two new markets. The portfolio contains nine communities that were built or renovated between 2000 and 2011, had period end occupancy of 95% as of July 31, 2017, and had an average effective rent per unit of $884 for the three months ended July 31, 2017.

“This acquisition represents another key milestone for IRT, bolstering our current portfolio with a collection of high-quality communities located in amenity-rich, non-gateway markets that are core to our investment thesis,” said Scott Schaeffer, Chairman and CEO of IRT. “This is a tremendous opportunity to increase our economies of scale and drive margin-enhancing operational efficiencies. Additionally, we have identified value-add projects across the acquired communities that will enable us to replicate our proven redevelopment playbook, drive rent growth, and ultimately deliver outsized returns on our investment.”

The transaction is expected to close in two stages: five of the nine communities will close on or before September 30, 2017, with the remaining four communities closing shortly after the debt assumption process is complete in the fourth quarter of 2017, subject to customary closing conditions.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust. After the close of the announced portfolio acquisition, IRT will own and operate 55 multifamily apartment properties, totaling 15,165 units, across non-gateway U.S. markets, including Louisville, Memphis, Atlanta and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of IRT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within IRT’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. These risks, uncertainties and contingencies include, but are not limited to, how IRT will use the net cash proceeds of the sale, whether and how IRT will be able to implement its strategy to sell properties, the ultimate accounting treatment of the property sale and those disclosed in IRT’s filings with the Securities and Exchange Commission. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Corporate Headquarters
Two Liberty Place
50 S. 16th Street, Suite 3575
Philadelphia, PA 19102
267-270-4800

Independence Realty Trust, Inc.
Edelman Financial Communications & Capital Markets
Ted McHugh and Lauren Tarola
212-277-4322
IRT@edelman.com